   As filed with the Securities and Exchange Commission on September 19, 2001
                                                   Registration No. 333-________
________________________________________________________________________________
________________________________________________________________________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                            TELETECH HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

                            ----------------------

           Delaware                                 84-1291044
           (State or other jurisdiction of          (I.R.S. Employee
           incorporation or organization)           Identification No.)

                             9197 S. Peoria Street
                          Englewood, Colorado  80112
                                (303) 397-8100
  (Address, including zip code, and telephone number, including area code, of registrant's executive offices)

                            ----------------------

                      TELETECH HOLDINGS, INC. AMENDED AND

                     RESTATED EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plan)

                            ----------------------

                            James B. Kaufman, Esq.
             Executive Vice President, General Counsel & Secretary
                            TeleTech Holdings, Inc.
                             9197 S. Peoria Street
                          Englewood, Colorado  80112
                                (303) 397-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
 Title of Securities to be     Amount to        Proposed          Proposed Maximum            Amount of
         Registered               be            maximum              Aggregate            Registration Fee
                               registered    Offering price per   Offering Price (2)            (3)
                                  (1)           share (2)
-------------------------------------------------------------------------------------------------------------
Common Stock, par value         600,000          $7.755              $4,653,000               $11,632.50
 $.01 per share
                            ---------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares of Common Stock shown above, an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.
(3)  The registration fee, $11,632.50, has been calculated as follows:
     0.000250 of $7.755 (The average of the high and low sales prices of the Company's Common Stock as reported on the Nasdaq National Market on September 18, 2001) multiplied by the 600,000 shares of Common Stock registered hereby.

________________________________________________________________________________
________________________________________________________________________________

                               EXPLANATORY NOTE

     Pursuant to Instruction E of Form S-8, this Registration Statement registers (i) an additional 600,000 shares of Common Stock, $.01 par value per share, of TeleTech Holdings, Inc. ("TeleTech" or the "Company"), issuable under the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"). On December 10, 1996, the Company filed Registration Statement No. 333-17569 with the Securities and Exchange Commission ("SEC") to register 200,000 shares under the ESPP and on October 2, 2000, the Company filed Registration Statement No. 333-47142 with the SEC to register an additional 200,000 shares under the ESPP. We incorporate the contents of Registration Statement Nos. 333-17569 and 333-47142 by reference to the extent not amended hereby.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the information concerning the ESPP required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 of the Securities and Exchange Act of 1933, as amended (the "Act"). In accordance with Rule 428 of the Act and the requirements of Part I Form S-8, such documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. We will maintain a file of such documents in accordance with the provisions of Rule 428 of the Act. Upon request, we will furnish the Commission or its staff with a copy or copies of any or all documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The SEC allows us to "incorporate by reference" certain information that we file with the SEC. Information incorporated by reference is considered a part of this registration statement and later information filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. We incorporate by reference the documents listed below and any future filings made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

     1.  Our annual report on Form 10-K for the year ended December 31, 2000;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     3. Our current reports on Form 8-K filed on January 16, 2001 and January 30, 2001; and

     4. The description of our common stock, par value $.01 per share ("Common Stock") contained in our Registration Statement on Form 8-A which was filed on July 19, 1996 pursuant to Section 12 of the Exchange Act.

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated herein by reference modifies or supersedes such earlier incorporated statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act).

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers

     TeleTech's certificate of incorporation and bylaws provide that TeleTech will indemnify, to the fullest extent permitted by Delaware General Corporation Law, all directors, officers, employees and agents of TeleTech in defending any civil, criminal, administrative or investigative action, suit or proceeding. Delaware General Corporation Law grants each corporation the power to indemnify any or all of its directors, officers, employees or agents who were or are a party or are threatened to be made parties to an action of any kind by reason of the fact of such persons' connection with the corporation but only when such persons' conduct is determined to be worthy of indemnification. To the extent that a director or officer of a corporation has been successful in defense of any action, suit or proceeding, he or she will be indemnified against all costs, charges and expenses, including attorneys' fees, actually and reasonably incurred by him or her or on his or her behalf. Modification or repeal of this provision will not increase the personal liability of any director, officer, employee or agent of TeleTech for any act taking place prior to such modification or repeal.

     The Registrant maintains liability insurance for the benefit of its directors and officers.

Item 7  Exemption From Registration Claimed

       Not applicable.

Item 8. Exhibits

  Exhibit
   No.        Description
  ----        -----------
   5.1        Opinion of James B. Kaufman regarding the legality of the
              securities being registered.
  23.1        Consent of James B. Kaufman (included in Exhibit 5.1)
  23.2        Consent of Arthur Andersen LLP
  99.1        TeleTech Holdings, Inc. Amended and Restated Employee Stock
              Purchase Plan


Item 9.  Undertakings.

          (a)  The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TeleTech Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 19, 2001

                                TELETECH HOLDINGS, INC.

                                By:/s/ James B. Kaufman
                                   ------------------------------
                                   James B. Kaufman
                                   Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on September 19, 2001 by the following persons in the capacities indicated:

Signature                               Title
---------                               -----

PRINCIPAL EXECUTIVE OFFICER

       /s/ Kenneth D. Tuchman           Chief Executive Officer and President
------------------------------
       Kenneth D. Tuchman

PRINCIPAL FINANCIAL AND
ACCONTING OFFICER

       /s/ Margot O'Dell                Chief Financial Officer
------------------------------
       Margot O'Dell

DIRECTORS


       /s/ Kenneth D. Tuchman           Chairman of the Board
------------------------------
       Kenneth D. Tuchman

       /s/ James E. Barlett
------------------------------
       James E. Barlett

       /s/ Rod Dammeyer
------------------------------
       Rod Dammeyer

       /s/ George Heilmeier
------------------------------
       George Heilmeier

       /s/ Morton H. Meyerson
------------------------------
       Morton H. Meyerson

       /s/ Alan Silverman
------------------------------
       Alan Silverman


Dated:  September 19, 2001